Exhibit 99.1

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief	Executive Vice President
	Executive Officer	and Chief Financial Officer
	(615) 376-0669	(615) 376-0669
AMERICA SERVICE GROUP ANNOUNCES
FOURTH QUARTER AND YEAR END RESULTS
Fourth Quarter Highlights:
•	Increase in net income to $1.6 million in the quarter, from a net loss of $236,000 in the prior year quarter;
•	Incurred $740,000 of expenses in the quarter related to merger transaction;
•	Increase in net cash provided by operating activities to $25.8 million in the quarter from $8.5 million in the prior year quarter;
•	Increase in cash and cash equivalents to $39.6 million at December 31, 2010, from $15.4 million at September 30, 2010; and
•	No debt outstanding at December 31, 2010.
BRENTWOOD, Tennessee (March 3, 2011) — America Service Group Inc. (NASDAQ:ASGR) announced today results for the fourth quarter and year ended December 31, 2010, and provided its initial guidance for full-year 2011 results.
Income Statement Presentation Format as a Result of United States Generally Accepted Accounting Principles (“GAAP”) Related to Discontinued Operations
As noted in its 2009 annual report on Form 10-K, the Company is applying the discontinued operations provisions of GAAP to all service contracts that expire subsequent to January 1, 2002. In accordance with GAAP, the results of operations of contracts that expire, less applicable income taxes are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The GAAP accounting presentation as it relates to discontinued operations and the Company’s expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.
As a result of the application of GAAP related to discontinued operations, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
Results for Fourth Quarter and Year End December 31, 2010
Healthcare revenues from continuing contracts for the fourth quarter of 2010 were $158.8 million, an increase of 3.2% over the prior year quarter. Healthcare revenues from continuing contracts for the year ended December 31, 2010, were $630.3 million, an increase of 8.8% over the prior year period. Total Revenues, which include revenues from continuing and discontinued contracts, for the fourth quarter of 2010 were $159.6 million, a decrease of 0.9% from the prior year quarter. Total Revenues for the year ended December 31, 2010, were $639.5 million, an increase of 4.8% from the prior year period. The increase in both healthcare revenues from continuing contracts as well as Total Revenues from the prior year ended December 31, 2009, is primarily due to the commencement of services on April 1, 2009, under the Company’s contract with the State of Michigan Department of Corrections.
Healthcare expenses from continuing contracts for the fourth quarter of 2010 were $146.3 million, or 92.1% of healthcare revenues, as compared with $137.5 million, or 89.3% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the year ended December 31, 2010, were $575.6 million, or 91.3% of healthcare revenues, as compared with $533.9 million, or 92.1% of healthcare revenues, in the prior year period. Total Healthcare Expenses, which include expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the fourth quarter of 2010 were $147.3 million, or 92.3% of Total Revenues, as compared with $144.1 million, or 89.5% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the year ended December 31, 2010, were $585.3 million, or 91.5% of Total Revenues, as compared with $562.8 million, or 92.2% of Total Revenues, in the prior year period. The increase in both healthcare expenses from continuing contracts as well as Total Healthcare Expenses from the prior year ended December 31, 2009, is primarily due to the commencement of services on April 1, 2009, under the Company’s contract with the State of Michigan Department of Corrections. One of the most volatile components of the Company’s Total Healthcare Expenses each period relates to professional liability expenses. Total professional liability expenses, which include policy premiums, current year loss provision, adjustments to prior year loss provisions, actuarial adjustments and administrative claim management expenses, were 4.4% of Total Healthcare Expenses for the fourth quarter of 2010, as compared with 0.2% of Total Healthcare Expenses in the prior year quarter. This increase was primarily due to an increase in expected expenses for 2010 claims and the prior year quarter benefiting from $2.3 million of positive reserve development on pre-2009 claims reserves. Total professional liability expenses for the year ended December 31, 2010, were 4.0% of Total Healthcare Expenses, as compared with 2.9% of Total Healthcare Expenses in the prior year.
Gross margin from continuing contracts for the fourth quarter of 2010 was $12.6 million, or 7.9% of healthcare revenues, as compared with $16.4 million, or 10.7% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the year ended December 31, 2010, was $54.7 million, or 8.7% of healthcare revenues, as compared with $45.5 million, or 7.9% of healthcare revenues, in the prior year period. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the fourth quarter of 2010 was $12.3 million, or 7.7% of Total Revenues, as compared with $17.0 million, or 10.5% of Total Revenues, in the prior year quarter. Total Gross Margin for the year ended December 31, 2010, was $54.2 million, or 8.5% of Total Revenues, as compared with $47.7 million, or 7.8% of Total Revenues, in the prior year period. The decrease in both gross margin from continuing contracts as well as Total Gross Margin from the prior year quarter ended December 31, 2009, is primarily due to the increase in total professional liability expenses discussed above.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
Selling, general and administrative expenses for the fourth quarter of 2010 were $7.2 million, or 4.6% of healthcare revenues, as compared with $8.7 million, or 5.7% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the year ended December 31, 2010, were $32.2 million, or 5.1% of healthcare revenues, as compared with $30.0 million, or 5.2% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is accrued bonus expense related to the Company’s 2010 incentive compensation plan of $73,000 and $2.2 million in the fourth quarter and year ended December 31, 2010, respectively. This compares with accrued bonus expense related to the Company’s 2009 incentive compensation plan of $1.6 million and $2.7 million in the fourth quarter and year ended December 31, 2009, respectively. Also, included in selling, general and administrative expenses is share-based compensation expense of $309,000 and $2.0 million in the fourth quarter and year ended December 31, 2010, respectively, compared with $428,000 and $1.8 million of share-based compensation expense for the fourth quarter and year ended December 31, 2009, respectively. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the fourth quarter of 2010 were 4.3%, as compared with 5.1% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the year ended December 31, 2010, were 4.7%, as compared with 4.6% in the prior year period.
The Company incurred $740,000 of expenses in the fourth quarter of 2010 related to the merger transaction announced earlier today.
Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, the findings of which were reported in March 2006, for the quarters ended December 31, 2010 and 2009, were $109,000 and $7.3 million, respectively, and for the year ended December 31, 2010 and 2009, were $496,000 and $8.4 million, respectively. The expenses incurred in the quarter and year ended December 31, 2010, are primarily due to legal expenses incurred as part of the Company reaching a settlement in principle on February 19, 2010, regarding the shareholder litigation filed against the Company and certain individual defendants on April 6, 2006, and related litigation filed by the Company against one of its insurance carriers discussed below. The expenses incurred in the quarter and year ended December 31, 2009, were primarily due to the settlement and legal defense costs less insurance proceeds received by the Company.
The settlement regarding the shareholder litigation, which received final Court approval on October 15, 2010, provided for payment by the Company of $10.5 million and issuance by the Company of 300,000 shares of common stock and led to a dismissal with prejudice of all claims against all defendants in the litigation. The $10.5 million cash component of the settlement was paid by the Company to the escrow agent appointed by the Court during the second quarter of 2010. The 300,000 shares of common stock were issued by the Company to the escrow agent appointed by the Court upon final Court approval on October 15, 2010. The final total value of the settlement, based upon the Company’s closing share price for its common stock of $15.12 per share on October 15, 2010, was approximately $15.0 million, resulting in a reduction from the preliminary settlement estimate of $90,000 recorded in the third quarter of 2010.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
In addition to its primary directors and officers liability (“D&O”) insurance carrier, with which the Company has settled all claims, the Company also maintains D&O insurance with an excess D&O carrier that provides for additional coverage of up to $5.0 million for losses in excess of $10.0 million. To date, the excess D&O carrier has denied coverage of this matter. After failing to reach agreement with the excess D&O carrier concerning the amount of their contribution to the settlement, the Company filed suit against the excess D&O carrier in the second quarter of 2010.
Corporate restructuring expenses related to management transitional changes previously disclosed by the Company on June 21, 2010, were $290,000 for the year ended December 31, 2010. There were no corporate restructuring expenses in the year ended December 31, 2009.
Adjusted EBITDA for the fourth quarter of 2010 was $5.4 million, as compared with $8.7 million in the prior year quarter. Adjusted EBITDA for the year ended December 31, 2010, was $24.0 million, as compared with $19.5 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense or income, income taxes, depreciation, amortization, merger expenses, corporate restructuring expenses, Audit Committee investigation and related expenses (including shareholder litigation expenses) and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
Depreciation and amortization expense for the fourth quarter of 2010 was $972,000, as compared with $851,000 in the prior year quarter. Depreciation and amortization expense for the year ended December 31, 2010, was $3.5 million, as compared with $2.8 million in the prior year period.
Income from operations for the fourth quarter of 2010 was $3.5 million, as compared with a loss from operations of $439,000 in the prior year quarter. Income from operations for the year ended December 31, 2010, was $17.5 million, as compared with $4.4 million in the prior year period.
Net interest expense for the fourth quarter of 2010 was $2,000, as compared with net interest income of $31,000 in the prior year quarter. Net interest income for the year ended December 31, 2010, was $76,000, as compared with net interest expense of $117,000 in the prior year period.
Income from continuing operations before income taxes for the fourth quarter of 2010 was $3.5 million, as compared with a loss from continuing operations before income taxes of $408,000 in the prior year quarter. Income from continuing operations before income taxes for the year ended December 31, 2010, was $17.6 million, as compared with $4.3 million in the prior year period.
The income tax provision for the fourth quarter of 2010 was $1.7 million, as compared with $115,000 in the prior year quarter. The income tax provision for the year ended December 31, 2010, was $7.7 million, as compared with $2.2 million in the prior year period.
Income from continuing operations after taxes for the fourth quarter of 2010 was $1.8 million, as compared with a loss from continuing operations after taxes of $523,000 in the prior year quarter. Income from continuing operations after taxes for the year ended December 31, 2010, was $9.9 million, as compared with $2.1 million in the prior year period.

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
The loss from discontinued operations, net of taxes, for the fourth quarter of 2010 was $149,000, as compared with income from discontinued operations, net of taxes, of $287,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the year ended December 31, 2010, was $333,000, as compared with income from discontinued operations, net of taxes, of $1.2 million in the prior year period.
Net income for the fourth quarter of 2010 was $1.6 million, as compared with a net loss of $236,000 in the prior year quarter. Net income for the year ended December 31, 2010, was $9.5 million, as compared with $3.3 million in the prior year period.
Net income available to common shareholders represents the Company’s net income excluding any amounts required to be allocated to unvested restricted shares for purposes of calculating earnings per share. Net income available to common shareholders for the fourth quarter of 2010 was $1.6 million, or $0.18 per basic and diluted common share, as compared with a net loss available to common shareholders of $236,000, or $0.03 per basic and diluted common share, in the prior year quarter. Net income available to common shareholders for the year ended December 31, 2010, was $9.4 million, or $1.06 and $1.05 per basic and diluted common share, respectively, as compared with $3.2 million, or $0.36 per basic and diluted common share, in the prior year period.
Cash and cash equivalents were $39.6 million at December 31, 2010, as compared with $15.4 million at September 30, 2010, and $37.7 million at December 31, 2009. There was no debt outstanding at December 31, 2010, September 30, 2010 or December 31, 2009. Days sales outstanding in accounts receivable were 30 days at December 31, 2010, as compared with 38 days at September 30, 2010, and 25 days at December 31, 2009. Net cash provided by operating activities for the fourth quarter of 2010 was $25.8 million, as compared with $8.5 million in the prior year quarter. Net cash provided by operating activities for the year ended December 31, 2010, was $9.2 million, as compared with $24.5 million in the prior year period.
Declaration of Quarterly Dividend
On March 2, 2011, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share on the Company’s common stock for the 2011 first quarter. The dividend will be paid on April 12, 2011, to shareholders of record on March 22, 2011. The Company is prohibited under the terms of the merger agreement, announced earlier today, from paying any additional dividends until the transaction closes or the merger agreement is terminated.
Stock Repurchase Program
On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. On July 28, 2009, the Company’s Board of Directors authorized the extension of the stock repurchase program by two years through the end of 2011.
There were no repurchases of common stock during the fourth quarter of 2010. Since the inception of the repurchase program, the Company has repurchased and retired 891,850 shares of its common stock under the repurchase program for approximately $11.2 million. The Company is prohibited under the terms of the merger agreement, announced earlier today, from making any additional repurchases of its common stock until the transaction closes or the merger agreement is terminated.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
As of March 2, 2011, the Company had approximately 9.3 million shares outstanding.
Initial 2011 Guidance
The Company’s initial guidance for estimated full-year 2011 results is summarized below:

Initial Guidance
For Full Year
2011 Results
Total Revenues (1)	$635.0 — $645.0 million
Healthcare expenses (2)	$576.5 — $586.5 million
Gross margin (2)	$58.5 million
Selling, general and administrative expenses (3)	$34.0 million
Depreciation, amortization and interest expense (1)	$4.0 million
Pre-tax income (1)(2)(3)(4)	$20.5 million
Income tax provision (1)(4)	$8.7 million
Net income (4)	$11.8 million

(1)	From continuing and discontinued contracts.

(2)	From continuing and discontinued contracts, including share-based compensation expense allocated to healthcare expenses of $0.1 million estimated for 2011.

(3)	Including share-based compensation expense allocated to selling, general and administrative expenses of $1.4 million estimated for 2011.

(4)	Excluding any 2011 expenses related to merger expenses or Audit Committee investigation and related expenses.
Consistent with past practice, the Company’s guidance for full-year 2011 results does not consider the impact of any contracts with potential new customers that have not yet been signed including the Company’s potential new contract with Public Health Trust/Jackson Health System for correctional healthcare services for inmates in Miami-Dade County, Florida. Contracts currently in operation are included in the guidance for full-year 2011 results through the end of the year, unless the Company has previously been notified otherwise by the client.
Conference Call
Due to the pending merger, the Company will not be holding a conference call with respect to fourth quarter and year-end 2010 financial results.
America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
This release contains certain financial information not derived in accordance with GAAP. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.
The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, including 2011 guidance, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;

•	whether or not government agencies continue to privatize correctional healthcare services;

•	risks arising from governmental budgetary pressures and funding;

•	the possible effect of adverse publicity on the Company’s business;

•	increased competition for new contracts and renewals of existing contracts;

•	risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;

•	the Company’s ability to limit its exposure for inmate medical costs, catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;

•	the Company’s ability to maintain and continually develop information technology and clinical systems;

•	the outcome or adverse development of pending litigation, including professional liability litigation;

•	the Company’s determination whether to continue the payment of quarterly cash dividends, and if so, at the current amount;

•	the Company’s determination whether to repurchase shares under its stock repurchase program;

•	the Company’s dependence on key management and clinical personnel;

•	risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;

•	risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;

•	the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years;

•	the Company’s ability to expand its products beyond its traditional correctional health client base;

•	the Company’s ability to obtain shareholder approval, regulatory approval and close the merger transaction;

•	the inability to complete the merger in a timely fashion;

•	the effect of the announcement of the merger transaction on the Company’s business relationships, operating results and business generally; and

•	the diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the merger.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings it makes with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,
		% of		% of
	2010	Revenue	2009	Revenue
Healthcare revenues	$158,823	100.0	$153,942	100.0
Healthcare expenses	146,269	92.1	137,502	89.3

Gross margin	12,554	7.9	16,440	10.7
Selling, general and administrative expenses	7,249	4.6	8,721	5.7
Merger expenses	740	0.4	—	—
Audit Committee investigation and related expenses	109	0.1	7,307	4.7
Depreciation and amortization	972	0.6	851	0.6

Income (loss) from operations	3,484	2.2	(439)	(0.3)
Interest expense (income)	2	—	(31)	—

Income (loss) from continuing operations before income tax provision	3,482	2.2	(408)	(0.3)
Income tax provision	1,713	1.1	115	—

Income (loss) from continuing operations	1,769	1.1	(523)	(0.3)
Income (loss) from discontinued operations, net of taxes	(149)	(0.1)	287	0.1

Net income (loss)	$1,620	1.0	$(236)	(0.2)

Net income (loss) available to common shareholders for purposes of calculating earnings per share	$1,604		$(236)

Income (loss) available to common shareholders per common share — basic:
Continuing operations	$0.19		$(0.06)
Discontinued operations, net of taxes	(0.01)		0.03

Net income (loss) available to common shareholders per common share	$0.18		$(0.03)

Income (loss) available to common shareholders per common share — diluted:
Continuing operations	$0.19		$(0.06)
Discontinued operations, net of taxes	(0.01)		0.03

Net income (loss) available to common shareholders per common share	$0.18		$(0.03)

Weighted average common shares outstanding:
Basic	9,119		8,775

Diluted	9,179		8,843

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Year Ended December 31,
		% of		% of
	2010	Revenue	2009	Revenue
Healthcare revenues	$630,303	100.0	$579,474	100.0
Healthcare expenses	575,628	91.3	533,928	92.1

Gross margin	54,675	8.7	45,546	7.9
Selling, general and administrative expenses	32,159	5.1	29,972	5.2
Merger expenses	740	0.1	—	—
Corporate restructuring expenses	290	—	—	—
Audit Committee investigation and related expenses	496	0.1	8,413	1.4
Depreciation and amortization	3,462	0.6	2,756	0.5

Income from operations	17,528	2.8	4,405	0.8
Interest expense (income)	(76)	—	117	0.1

Income from continuing operations before income tax provision	17,604	2.8	4,288	0.7
Income tax provision	7,722	1.2	2,175	0.3

Income from continuing operations	9,882	1.6	2,113	0.4
Income (loss) from discontinued operations, net of taxes	(333)	(0.1)	1,169	0.2

Net income	$9,549	1.5	$3,282	0.6

Net income available to common shareholders for purposes of calculating earnings per share	$9,368		$3,176

Income (loss) available to common shareholders per common share — basic:
Continuing operations	$1.10		$0.23
Discontinued operations, net of taxes	(0.04)		0.13

Net income available to common shareholders per common share	$1.06		$0.36

Income (loss) available to common shareholders per common share — diluted:
Continuing operations	$1.09		$0.23
Discontinued operations, net of taxes	(0.04)		0.13

Net income available to common shareholders per common share	$1.05		$0.36

Weighted average common shares outstanding:
Basic	8,860		8,917

Diluted	8,934		8,959

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
AMERICA SERVICE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	Dec. 31,	Dec. 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$39,584	$37,655
Accounts receivable: healthcare and other, less allowances	52,481	44,629
Inventories	2,868	2,929
Prepaid expenses and other current assets	13,750	16,754
Current deferred tax assets	3,359	9,252

Total current assets	112,042	111,219
Property and equipment, net	11,040	9,447
Goodwill	40,772	40,772
Contracts, net	1,658	1,937
Other assets	11,852	11,837

Total assets	$177,364	$175,212

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$23,691	$15,393
Accrued medical claims liability	23,750	22,358
Accrued expenses	38,810	62,895
Deferred revenue	10,053	13,385

Total current liabilities	96,304	114,031
Noncurrent portion of accrued expenses	20,460	15,481
Noncurrent deferred tax liabilities	4,836	3,727

Total liabilities	121,600	133,239

Stockholders’ equity:
Common stock	93	89
Additional paid-in capital	40,015	33,608
Retained earnings	15,656	8,276

Total stockholders’ equity	55,764	41,973

Total liabilities and equity	$177,364	$175,212

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended
	December 31,
	2010	2009
Cash Flows from Operating Activities
Net income	$9,549	$3,282
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,473	2,842
Loss on retirement of fixed assets	99	32
Finance cost amortization	31	114
Deferred income taxes	7,002	(1,908)
Share-based compensation expense	2,097	1,822
Excess tax benefits from share-based compensation expense	—	(144)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,852)	(3,622)
Inventories	61	4
Prepaid expenses and other current assets	3,004	(3,767)
Other assets	(42)	(6,767)
Accounts payable	8,298	(4,177)
Accrued medical claims liability	1,392	7,615
Accrued expenses	(14,570)	23,865
Deferred revenue	(3,332)	5,333

Net cash provided by operating activities	9,210	24,524

Cash Flows from Investing Activities
Capital expenditures	(4,890)	(4,547)

Net cash used in investing activities	(4,890)	(4,547)

Cash Flows from Financing Activities
Share repurchases	(544)	(8,270)
Dividends on common stock	(2,169)	(912)
Excess tax benefits from share-based compensation expense	—	144
Restricted stock repurchased from employees for employees’ tax liability	(957)	(177)
Issuance of common stock	392	319
Exercise of stock options	887	1,719

Net cash used in financing activities	(2,391)	(7,177)

Net increase in cash and cash equivalents	1,929	12,800
Cash and cash equivalents at beginning of period	37,655	24,855

Cash and cash equivalents at end of period	$39,584	$37,655

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Healthcare revenues	$814	$7,139	$9,188	$30,990
Healthcare expenses	1,062	6,632	9,739	28,931

Gross margin	(248)	507	(551)	2,059
Depreciation and amortization	3	23	11	85

Income (loss) from discontinued operations before income taxes	(251)	484	(562)	1,974
Income tax provision (benefit)	(102)	197	(229)	805

Income (loss) from discontinued operations, net of taxes	$(149)	$287	$(333)	$1,169

AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited, in thousands)
This release contains certain financial information not derived in accordance with GAAP. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.
ADJUSTED EBITDA
The Company defines Adjusted EBITDA as earnings before interest expense or income, income taxes, depreciation, amortization, merger expenses, corporate restructuring expenses, Audit Committee investigation and related expenses (including shareholder litigation expenses) and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.
Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited, in thousands)
RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss)	$1,620	$(236)	$9,549	$3,282
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(99)	220	(218)	890
Income tax provision	1,713	115	7,722	2,175
Interest expense (income)	2	(31)	(76)	117
Depreciation and amortization	972	851	3,462	2,756
Merger expenses	740	—	740	—
Corporate restructuring expenses	—	—	290	—
Audit Committee investigation and related expenses	109	7,307	496	8,413
Share-based compensation expense included in healthcare expenses	14	16	78	53
Share-based compensation expense included in selling, general and administrative expenses	309	428	1,966	1,769

Adjusted EBITDA	$5,380	$8,670	$24,009	$19,455

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN
The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.
The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of GAAP, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.
RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Healthcare revenues	$158,823	$153,942	$630,303	$579,474
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	814	7,139	9,188	30,990

Total Revenues	$159,637	$161,081	$639,491	$610,464

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2011
AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited, in thousands)
RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Healthcare expenses	$146,269	$137,502	$575,628	$533,928
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	1,062	6,632	9,739	28,931
Share-based compensation expense included in healthcare expenses	(14)	(16)	(78)	(53)

Total Healthcare Expenses	$147,317	$144,118	$585,289	$562,806

RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Gross margin	$12,554	$16,440	$54,675	$45,546
Gross margin included in income (loss) from discontinued operations, net of taxes	(248)	507	(551)	2,059
Share-based compensation expense included in gross margin	14	16	78	53

Total Gross Margin	$12,320	$16,963	$54,202	$47,658

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